SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Atara Biotherapeutics, Inc.

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ATARA BIOTHERAPEUTICS, INC.

701 Gateway Blvd., Suite 200

South San Francisco, CA 94080

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 25, 2015

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Atara Biotherapeutics, Inc., a Delaware corporation.  The meeting will be held on Thursday, June 25, 2015 at 9:00 a.m. local time at 701 Gateway Blvd., Suite 200, South San Francisco, CA 94080 for the following purposes:

1.	To elect our three nominees for director named in the accompanying Proxy Statement to hold office until the 2018 Annual Meeting of Stockholders;
2.	To ratify the selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015; and
3.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.  The record date for the Annual Meeting is April 27, 2015.  Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on Thursday, June 25, 2015 at 9:00 a.m. local time at 701 Gateway Blvd., Suite 200, South San Francisco, CA 94080.  The proxy statement and Atara’s Annual Report on Form 10-K for the fiscal year 2014 are available electronically at www.proxyvote.com.

By Order of the Board of Directors

/s/ John F. McGrath, Jr.

John F. McGrath, Jr.

Secretary

South San Francisco, California

April 28, 2015

You are cordially invited to attend the meeting in person.  Whether or not you expect to attend the meeting, please complete, date, sign and return the proxy mailed to you, or vote over the telephone or the internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting.  Even if you have voted by proxy, you may still vote in person if you attend the meeting.  Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

ATARA BIOTHERAPEUTICS, INC.

701 Gateway Blvd., Suite 200

South San Francisco, CA 94080

PROXY STATEMENT

FOR THE 2015 ANNUAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the internet?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to its proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because our Board of Directors (the “Board”) is soliciting your proxy to vote at the 2015 Annual Meeting of Stockholders, including at any adjournments or postponements of the meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials.  Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.  In this proxy statement, “we”, “us”, “our” and “Atara” refer to Atara Biotherapeutics, Inc.

We intend to mail the Notice on or about May 11, 2015 to all stockholders of record entitled to vote at the annual meeting.

Will I receive any other proxy materials by mail?

We may send you a proxy card, along with a second Notice, on or after May 25, 2015.

How do I attend the annual meeting?

The meeting will be held on Thursday, June 25, 2015 at 9:00 a.m. local time at 701 Gateway Blvd., Suite 200, South San Francisco, CA 94080.  Information on how to vote in person at the annual meeting is discussed below.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on April 27, 2015 will be entitled to vote at the annual meeting.  On this record date, there were 24,360,247 shares of common stock outstanding and entitled to vote.

Stockholder of Record:  Shares Registered in Your Name

If on April 27, 2015 your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A. (“Computershare”), then you are a stockholder of record.  As a stockholder of record, you may vote in person at the meeting or vote by proxy.  Whether or not you plan to attend the meeting, we urge you to fill out and return a proxy card or vote by proxy, over the telephone or on the internet as instructed in the below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 27, 2015 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization.  The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting.  As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account.  You are also invited to attend the annual meeting.  However, because you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are two matters scheduled for a vote:

•	Election of three directors and
•	Ratification of selection by the Audit Committee of the Board of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.

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What if another matter is properly brought before the meeting?

We currently know of no other matters that will be presented for consideration at the Annual Meeting.  If any other matters are properly brought before the meeting, it is the intention of the proxyholders named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee you specify.  For the ratification of selection by the Audit Committee of the Board of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the annual meeting, vote by proxy over the telephone, vote by proxy through the internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time.  Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted.  You may still attend the meeting and vote in person even if you have already submitted a proxy.

•	To vote in person, come to the annual meeting, at which we will give you a ballot upon request.
•

To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions.  You will be asked to provide the company number and control number from the Notice.  Your telephone vote must be received by 11:59 p.m. Pacific time on June 24, 2015 to be counted.

•

To vote through the internet, go to www.proxyvote.com to complete an electronic proxy card.  You will be asked to provide the company number and control number from the Notice.  Your internet vote must be received by 11:59 p.m. Pacific time on June 24, 2015 to be counted.

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To vote using the proxy card, simply complete, sign and date the proxy card that may be delivered and return it promptly in the envelope provided.  If you return your signed proxy card before the annual meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares as you direct.

Beneficial Owner:  Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice containing voting instructions from that organization rather than from Atara.  Simply follow the voting instructions in the Notice to ensure that your vote is counted.  To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank or other agent.  Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions.  However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 27, 2015.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or in person at the annual meeting, your shares will not be voted.

Beneficial Owner:  Shares Registered in the Name of Broker or Bank

If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the New York Stock Exchange (“NYSE”) deems the

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particular proposal to be a “routine” matter.  Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters.  Under the rules and interpretations of NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported.  Accordingly, your broker or nominee may not vote your shares on Proposals 1 without your instructions, but may vote your shares on Proposal 2.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of all three nominees for director and “For” ratification of selection by the Audit Committee of the Board of Deloitte & Touche LLP as our independent registered public accounting firm for its fiscal year ending December 31, 2015.  If any other matter is properly presented at the meeting, your proxyholder will vote your shares using their best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies.  Directors and employees will not be paid any additional compensation for soliciting proxies.  We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts.  Please follow the voting instructions on each of the Notices you receive to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes.  You can revoke your proxy at any time before the final vote at the meeting.  If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	you may submit another properly completed proxy card with a later date;
•	you may grant a subsequent proxy by telephone or through the internet;
•	you may send a timely written notice that you are revoking your proxy to our Secretary at 701 Gateway Blvd., Suite 200, South San Francisco, CA 94080; or
•	you may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner:  Shares Registered in the Name of Broker or Bank

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by January 16, 2016 to our Secretary at 701 Gateway Blvd., Suite 200, South San Francisco, CA 94080, and must comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); provided, however, that if our 2016 Annual Meeting of Stockholders is held before May 26, 2016 or after July 25, 2016, then the deadline is a reasonable amount of time prior to the date we begin to print and mail our proxy statement for the 2015 Annual Meeting of Stockholders. If you wish to submit a proposal (including a director nomination) that is not to be included in next year’s proxy materials, the proposal must be received by our Corporate Secretary not later than the close of business on March 27, 2016 nor earlier than the close of business on April 26, 2016; provided, however, that if our 2015 Annual Meeting of Stockholders is held before May 26, 2016 or after July 25, 2016, then the proposal must be received not earlier than the close of business on the 120th day prior to such meeting and not later than the close of business on the later of the 90th day prior to such meeting or the 10th day following the day on which public

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announcement of the date of such meeting is first made. You are also advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed by the NYSE to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”

How many votes are needed to approve each proposal?

The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
1	Election of directors	Nominees receiving the most “For” votes	No effect	None

2	Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015	“For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter	Against	None

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting.  A quorum will be present if stockholders holding at a majority of the outstanding shares entitled to vote are present at the meeting in person or represented by proxy.  On the record date, there were 24,360,247 shares outstanding and entitled to vote. Thus, the holders of 12,180,124 shares must be present in person or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting.  Abstentions and broker non-votes will be counted towards the quorum requirement.  If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting.  In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the annual meeting.  If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

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PROPOSAL 1

ELECTION OF DIRECTORS

The Board is divided into three classes.  Each class has a three-year term.  Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors.  A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

The Board presently has seven members.  There are three directors in the class whose term of office expires in 2015.  Each of the nominees listed below is currently a member of our Board who has been recommended for reelection by the Nominating and Corporate Governance Committee and nominated for reelection by the Board. Drs. Ciechanover, Gallagher, Seidenberg, and Weber and Messrs. Fust and Marcus are currently directors of the Company and were elected to the Board prior to our initial public offering pursuant to the provisions of our amended and restated certificate of incorporation and a voting agreement entered into with certain of our stockholders prior to the initial public offering that terminated upon completion of our initial public offering in 2014.  Mr. Dobmeier was appointed as a member of the Board by the Board in March 2015. If elected at the annual meeting, each of these nominees would serve until the 2018 annual meeting and until his or her successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal.  It is our policy to invite and encourage directors and nominees for director to attend the Annual Meeting.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors.  This means that the three nominees receiving the highest number of affirmative votes, even if less than a majority of the shares outstanding on the record date, will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below.  If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead will be voted for the election of a substitute nominee proposed by the Board.  Each person nominated for election has agreed to serve if elected.  We have no reason to believe that any nominee will be unable to serve.

The following is a brief biography of each nominee and each director whose term will continue after the annual meeting.

Nominees for Election for a Three-year Term Expiring at the 2018 Annual Meeting

Eric L. Dobmeier, 46, has served as a member of the Board since March 2015.  He has served as the Chief Operating Officer of Seattle Genetics, Inc., a biotechnology company, since June 2011.  Mr. Dobmeier joined Seattle Genetics in March 2002 and has served in positions of increasing responsibility since then, most recently as Chief Business Officer from May 2007 to June 2011. Prior to joining Seattle Genetics, Mr. Dobmeier was an attorney with the law firms of Venture Law Group and Heller Ehrman LLP, where he represented technology companies in connection with public and private financings, mergers and acquisitions and corporate partnering transactions. Mr. Dobmeier also serves as a director of Stemline Therapeutics, Inc., a public biotechnology company.  Mr. Dobmeier received a J.D. from the University of California, Berkeley School of Law and an A.B. in History from Princeton University. We believe that Mr. Dobmeier’s  legal, business development and operating experience and years of senior management experience at a public biotechnology company provide him with the qualifications and skills to serve as a director of our company.

Beth Seidenberg, M.D., 58, has served as a member of the Board since our founding in August 2012. Dr. Seidenberg is a General Partner at Kleiner Perkins Caufield & Byers, a venture capital firm, where she has primarily focused on life sciences investing since May 2005. Dr. Seidenberg was previously the Senior Vice President, Head of Global Development and Chief Medical Officer at Amgen, Inc., a biotechnology company. In addition, Dr. Seidenberg was a senior executive in research and development at Bristol Myers Squibb Company, a biopharmaceutical company, and Merck. Dr. Seidenberg received a B.S. from Barnard College and an M.D. from the University of Miami School of Medicine and completed her post-graduate training at The Johns Hopkins University, George Washington University and the National Institutes of Health. Dr. Seidenberg serves on the board of directors of TESARO and Epizyme, Inc. We believe that Dr. Seidenberg’s extensive experience in the life sciences industry as a senior executive and venture capitalist, as well as her training as a physician, provide her with the qualifications and skills to serve as a director of our company.

Eckard Weber, M.D., 65, has served as a member of the Board since 2013. Dr. Weber has served as a partner with Domain Associates, LLC, a private venture capital management firm focused on life sciences, since 2001. Dr. Weber has over 20 years of drug discovery and development experience. Dr. Weber also served as interim Chief Executive Officer and Chairman of the Board of Sonexa Therapeutics, a seed-stage biopharmaceutical company from 2007 until June 2014. Dr. Weber also serves as chairman of the board at Ocera Therapeutics, Orexigen Therapeutics and Tragara Pharmaceuticals, and is a member of the board of directors of Adynxx, Domain Elite Holdings and Tobira Therapeutics. He has been the founding Chief Executive Officer of multiple Domain

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Associates portfolio companies including Acea Pharmaceuticals, Ascenta Therapeutics, Calixa Therapeutics, Cytovia and Novacardia. Dr. Weber also served as chairman or a member of the boards of directors of a number of companies until their sale including Peninsula Pharmaceuticals (sold to Johnson & Johnson in 2005), Cerexa (sold to Forest Laboratories in 2007) and Calixa Therapeutics, Inc. (sold to Cubist Therapeutics, Inc. in 2009). He also served as a member of the board of directors of Conforma Therapeutics (sold to Biogen-IDEC in 2006) and Cabrellis Pharmaceuticals (sold to Pharmion in 2006). Until 1995, he was a tenured Professor of Pharmacology at the University of California, Irvine. He is the inventor or co-inventor of numerous patents and patent applications, and he has published more than 130 papers in scientific periodicals. Dr. Weber received his German undergraduate degree from Kolping Kolleg in Germany and an M.D. from the University of Ulm Medical School in Germany. He received his postdoctoral training in neuroscience at Stanford University Medical School. We believe that Dr. Weber’s extensive experience in the life sciences industry as an entrepreneur, chief executive officer and venture capitalist, as well as his training as a physician, provide him with the qualifications and skills to serve as a director of our company.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF EACH NAMED NOMINEE.

Directors Continuing in Office Until the 2016 Annual Meeting

Matthew K. Fust, 50, is a board member and advisor to life sciences companies. He has served as a member of the Board since March 2014. Mr. Fust has served on the board of directors of Dermira, Inc. since April 2014, MacroGenics, Inc. since March 2014, Sunesis Pharmaceuticals, Inc. since May 2005, and Ultragenyx Pharmaceutical, Inc. since January 2014. Mr. Fust was previously Executive Vice President and Chief Financial Officer of Onyx Pharmaceuticals, Inc., a biopharmaceutical company, from January 2009 through its acquisition by Amgen in October 2013. Mr. Fust continued as an employee of Amgen until January 2014. From May 2003 to December 2008, Mr. Fust served as Chief Financial Officer at Jazz Pharmaceuticals, Inc., a specialty pharmaceutical company. From 2002 to 2003, Mr. Fust served as Chief Financial Officer at Perlegen Sciences, a biopharmaceutical company. Previously, he was Senior Vice President and Chief Financial Officer at ALZA Corporation, a pharmaceutical company, where he was an executive from 1996 until 2002. From 1991 until 1996, Mr. Fust was a manager in the healthcare strategy practice at Andersen Consulting. Mr. Fust received a B.A. from the University of Minnesota and an M.B.A. from the Stanford Graduate School of Business. We believe that Mr. Fust is qualified to serve on our board of directors due to his extensive experience as a chief financial officer in the life sciences industry, his leadership and management experience, and his service as a director of other biopharmaceutical companies.

Joel S. Marcus, 67, has served on the Board since November 2013. Mr. Marcus founded Alexandria Real Estate Equities, Inc., a publicly-traded real estate investment trust (“REIT”) focused on owning, operating, and developing high-quality, sustainable real estate for the broad and diverse life science industry, and has served as its Chairman since May 2007, Chief Executive Officer since March 1997, and a director since its founding in 1994. Mr. Marcus also co-founded and leads Alexandria Venture Investments, the company’s strategic venture arm. Prior to founding Alexandria, Mr. Marcus specialized in corporate finance and capital markets, venture capital, and mergers and acquisitions with special expertise in the biopharmaceutical industry. Mr. Marcus was formerly a practicing C.P.A. and tax manager with Arthur Young & Co. focusing on the financing and taxation of REITs. Mr. Marcus has served as a member of the board of directors of Accelerator Corporation, of which he was one of the original architects and co-founders, CURE (Citizens United for Research in Epilepsy), Foundation for the National Institutes of Health (FNIH), Friends of Cancer Research, The Hamner Institutes for Health Sciences, Intra-Cellular Therapies, Inc., Multiple Myeloma Research Foundation and the Partnership for New York City. Mr. Marcus received B.A. and J.D. degrees from the University of California, Los Angeles. We believe that Mr. Marcus’ extensive experience in the life science real estate industry and as a chief executive officer, as well as his training as a C.P.A. and attorney, provide him with the qualifications and skills to serve as a director of our company.

Directors Continuing in Office Until the 2017 Annual Meeting

Isaac E. Ciechanover, M.D., 44, has served as our President and Chief Executive Officer and a member of the Board since our founding in August 2012. From April 2010 to November 2012, Dr. Ciechanover was a partner at Kleiner Perkins Caufield & Byers, a venture capital firm, where he primarily focused on life sciences investing. From 2004 to March 2010, he served in various capacities at Celgene Corporation, a biopharmaceutical company, most recently as Executive Director for Business Development. Dr. Ciechanover has also held business development and venture capital roles at pharmaceutical companies Amylin Pharmaceuticals and Pfizer and venture capital firm Pequot Ventures. Dr. Ciechanover received a B.A. from Stanford University, an M.Phil. in Epidemiology from Cambridge University, an M.D. from Weill Cornell Medical College and an M.B.A. from Harvard Business School. We believe that Dr. Ciechanover’s extensive experience in the life sciences industry and in business development, his role as our President and Chief Executive Officer, and his training as a physician, provide him with the qualifications and skills to serve on our board of directors.

Carol Gallagher, Pharm.D., 50, has served as a member of the Board since January 2013. Since October 2014, Dr. Gallagher has served as a partner with New Enterprise Associates, a venture capital firm. Prior to joining New Enterprise Associates, Dr. Gallagher served as a venture partner with Frazier Healthcare, a venture capital firm, from October 2013 to September 2014. Dr. Gallagher

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served as the President and Chief Executive Officer of Calistoga Pharmaceuticals, a biopharmaceutical company, from 2008 to 2011, when the company was acquired by Gilead Sciences. From 2007 to 2008, Dr. Gallagher was the President and Chief Executive Officer of Metastatix, Inc., a biopharmaceutical company. Prior to that time starting in 1989, she served in various roles at pharmaceutical companies Eli Lilly, Amgen, Agouron Pharmaceuticals, Pfizer, Biogen Idec Pharmaceuticals, CancerVax and Anadys Pharmaceuticals. Dr. Gallagher attended Vanderbilt University and received B.S. and Doctor of Pharmacy degrees from the University of Kentucky. We believe that Dr. Gallagher is qualified to serve on our board of directors due to her extensive experience in the pharmaceuticals industry, her leadership and management experience, and her service as a director of other biopharmaceutical companies. We believe that Dr. Gallagher’s extensive experience in the life sciences industry and as a chief executive officer provide her with the qualifications and skills to serve as a director of our company.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Independence of The Board of Directors

Generally, under the listing requirements and rules of The Nasdaq Stock Market (“Nasdaq”), independent directors must comprise a majority of a listed company’s board of directors.  The Board has undertaken a review of its composition, the composition of its committees and the independence of each director.  The Board has determined that, other than Dr. Ciechanover, by virtue of his position as President and Chief Executive Officer, none of our directors has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each is “independent” as that term is defined under the listing requirements and rules of Nasdaq. Accordingly, a majority of the members of the Board is independent, as required under applicable Nasdaq rules. In making this determination, the Board considered the current and prior relationships that each non-employee director has with Atara and all other facts and circumstances the Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.

Board Leadership Structure and Lead Independent Director

Dr. Ciechanover, our President and Chief Executive Officer, serves as the chairman of the Board. We believe that it is important to have a Board chairman with an extensive history with and knowledge of Atara. Our corporate governance guidelines provide that if one of our independent directors shall serve as lead independent director at any time when an independent director is not serving as the chairman of the Board.  Accordingly, the Board has appointed Dr. Gallagher to serve as the Board’s lead independent director. As lead independent director, Dr. Gallagher presides over periodic meetings of the Board’s independent directors, serves as a liaison between our Chief Executive Officer and the independent directors and performs such additional duties as the Board may otherwise determine and delegate.

Role of the Board in Risk Oversight

One of the Board’s key functions is informed oversight of our risk management process.  The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, the Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for Atara. The Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken.  The Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. The Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. The Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.  The Audit Committee meets with management at least annually to review corporate risk management and plans to mitigate risks, including insurance coverage. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible.  The Board has delegated to the Board’s lead independent director the responsibility of coordinating between the Board and management with regard to the determination and implementation of responses to any problematic risk management issues.

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Meetings of The Board of Directors

The Board met 11 times during 2014.  Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he or she served, held during the portion of the last fiscal year for which he or she was a director or committee member.  In addition, in 2014, our non-management directors met 11 times in regularly scheduled executive sessions at which only non-management directors were present. Dr. Gallagher, as our lead director, presided over the executive sessions.

Information Regarding Committees of the Board of Directors

The Board has three committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.  The following table provides membership and meeting information for each of the Board committees in 2014:

Name	Audit	Compensation	Nominating and Corporate Governance
Isaac E. Ciechanover
Eric Dobmeier (1)	X		X
Matthew K. Fust	X*		X
Carol Gallagher, Pharm.D.	X	X	X
Joel S. Marcus (2)	X	X*
Beth Seidenberg, M.D.			X*
Eckard Weber, M.D.		X
Total meetings in fiscal 2014	4	1	none

*Committee Chairperson

(1)Mr. Dobmeier joined the Board in March 2015

(2)Mr. Marcus served on the Audit Committee through March 2015

Audit Committee

The Board has determined that each member of the Audit Committee is independent under Nasdaq listing standards and Rule 10A-3(b)(1) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has also determined that each of Messrs. Fust and Marcus and Dr. Gallagher is an “audit committee financial expert” within the meaning of SEC regulations. Each member of the Audit Committee has the requisite financial expertise required under the applicable requirements of Nasdaq. In arriving at this determination, the Board examined each Audit Committee member’s scope of experience and the nature of his or her employment in the corporate finance sector. The primary functions of this committee include:

•	reviewing and pre-approving the engagement of our independent registered public accounting firm to perform audit services and any permissible non-audit services;
•	evaluating the performance of our independent registered public accounting firm and deciding whether to retain its services;
•	monitoring the rotation of partners on the engagement team of our independent registered public accounting firm;
•

reviewing our annual and quarterly financial statements and reports and discussing the statements and reports with our independent registered public accounting firm and management, including a review of disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

•	considering and approving or disapproving of all related party transactions;
•

reviewing, with our independent registered public accounting firm and management, significant issues that may arise regarding accounting principles and financial statement presentation, as well as matters concerning the scope, adequacy and effectiveness of our financial controls;

•	conducting an annual assessment of the performance of the Audit Committee and its members, and the adequacy of its charter; and
•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding financial controls, accounting or auditing matters.

The Audit Committee has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities.  The Board has adopted a written Audit Committee charter that is available to stockholders on our website at http://investors.atarabio.com/corporate-governance.cfm.

8.

Report of the Audit Committee of the Board of Directors1

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2014 with our management.  The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”).  The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence.  Based on the foregoing, the Audit Committee has recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

Matthew K. Fust

Eric Dobmeier

Carol Gallagher, Pharm.D.

Joel S. Marcus

Compensation Committee

The Board has determined that each member of the Compensation Committee is independent under Nasdaq listing standards and Rule 10C-1 promulgated under the Exchange Act, a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act and an “outside director” as that term is defined in Section 162(m) of the Internal Revenue Code.  The functions of this committee include:

•

determining the compensation and other terms of employment of  our Chief Executive Officer and other executive officers and reviewing and approving corporate performance goals and objectives relevant to such compensation;

•	reviewing and recommending to the Board the compensation of our directors;
•

evaluating, adopting and administering the equity incentive plans, compensation plans and similar programs advisable for Atara, as well as reviewing and recommending to the Board the adoption, modification or termination of our plans and programs;

•	establishing policies with respect to equity compensation arrangements;
•

reviewing with management any required disclosures under the caption “Compensation Discussion and Analysis” and recommending to the Board its inclusion in our periodic reports to be filed with the SEC; and

•	reviewing and evaluating, at least annually, the performance of the Compensation Committee and the adequacy of its charter.

The Compensation Committee has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities.  The Board has adopted a written Compensation Committee charter that is available to stockholders on our website at http://investors.atarabio.com/corporate-governance.cfm.

Compensation Committee Processes and Procedures

Typically, the Compensation Committee meets at least four times annually, and with greater frequency if necessary.  The agenda for each meeting is usually developed by the Chairman of the Compensation Committee, often in consultation with the Chief Executive Officer and our outside compensation consultants, if applicable.  The Compensation Committee meets regularly in executive session.  However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings.  The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation. The charter of the Compensation Committee grants the Compensation Committee full access to all of our books, records, facilities and personnel. In addition, under the charter, the Compensation Committee has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities.  The Compensation Committee has direct responsibility for the oversight of the work of any advisers engaged for the purpose of advising the Compensation Committee.  In particular, the Compensation Committee has the authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

[1]

The material in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as

9.

amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

During 2014, prior to completion of our initial public offering of Common Stock, the Compensation Committee engaged Radford, an Aon Hewitt Company, as independent compensation consultants.  After considering all of the factors required by applicable Nasdaq rules, the Compensation Committee was satisfied with Radford’s independence and requested that Radford evaluate and help us refine our employee and non-employee director compensation strategies and practices.  As part of its engagement, Radford was requested by the Compensation Committee to develop a comparative group of companies and to perform analyses of competitive performance and compensation levels for that group.  At the request of the Compensation Committee, Radford also conducted individual interviews with members of the Compensation Committee and senior management to learn more about our business operations and strategy and strategic goals, as well as the labor markets in which we compete.  Radford ultimately developed recommendations that were presented to the Compensation Committee for its consideration.  Following an active dialogue with Radford, the Compensation Committee approved the recommendations subject to certain modifications deemed appropriate by the Compensation Committee.

Historically, the Compensation Committee has made most of the significant adjustments to annual compensation, determined bonus and equity awards and established new performance objectives at one or more meetings held during the first quarter of the year. However, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee’s process comprises two related elements: (1) the determination of compensation levels and (2) the establishment of corporate goals for the current year.  For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Committee by the Chief Executive Officer.  In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted.  For all executives and directors as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials that it deems relevant, such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current compensation levels across our company and recommendations of the Compensation Committee’s compensation consultant, including analyses of executive and director compensation paid at other companies identified by the consultant.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is currently or has been at any time one of our officers or employees. None of our executive officers currently serves, or has served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Board or the Compensation Committee.

Nominating and Corporate Governance Committee

The Board has determined that each member of the Nominating and Corporate Governance Committee is independent under the Nasdaq listing standards.  The functions of this committee include:

•	reviewing periodically and evaluating director performance on the Board and its applicable committees, and recommending to the Board and management areas for improvement;
•	interviewing, evaluating, nominating and recommending individuals for membership on the Board;
•	reviewing and recommending to the Board any amendments to our corporate governance policies; and
•	reviewing and assessing, at least annually, the performance of the Nominating and Corporate Governance Committee and the adequacy of its charter.

The Nominating and Corporate Governance Committee has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities.  The Board has adopted a written Nominating and Corporate Governance Committee charter that is available to stockholders on our website at http://investors.atarabio.com/corporate-governance.cfm.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics.  The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to our affairs, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders.  However, the Nominating and Corporate Governance

10.

Committee retains the right to modify these qualifications from time to time.  Candidates for director nominees are reviewed in the context of the current composition of the Board, our operating requirements and the long-term interests of stockholders.  In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity, age, skills and such other factors as it deems appropriate, given the current needs of the Board and Atara, to maintain a balance of knowledge, experience and capability.  In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to Atara during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence.  In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary.  The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm.  The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board.  The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: 701 Gateway Blvd., Suite 200, South San Francisco, CA 94080 not less than six months prior to any meeting at which directors are to be elected.  Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of our common stock and has been a holder for at least one year.  Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

Stockholder Communications with the Board

The Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors.  This information is available on our website at http://investors.atarabio.com/corporate-governance.cfm.  Any interested person may, however, communicate directly with the presiding lead director or the independent or non-management directors.  Persons interested in communicating directly with the independent or non-management directors regarding their concerns or issues are referred to the procedures for such communications on our website at http://investors.atarabio.com/contactboard.cfm.

Code of Conduct

The Board has adopted a code of conduct that applies to all of our corporate employees, officers and directors, including those officers responsible for financial reporting. Our code of conduct is available on our website at http://investors.atarabio.com/corporate-governance.cfm. We intend to disclose any amendments to this policy, or any waivers of its requirements, on our website or in public filings to the extent required by applicable SEC rules or exchange requirements.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management.  The guidelines are also intended to align the interests of directors and management with those of our stockholders.  The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. Our Corporate Governance Guidelines are available on our website at http://investors.atarabio.com/corporate-governance.cfm.

11.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Deloitte & Touche LLP (“Deloitte & Touche”) as our independent registered public accounting firm for the fiscal year ending December 31, 2015 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Deloitte & Touche has audited our financial statements since our inception in 2012.  Representatives of Deloitte & Touche are expected to be present at the Annual Meeting.  They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of Deloitte & Touche as our independent registered public accounting firm.  However, the Audit Committee is submitting the selection of Deloitte & Touche to the stockholders for ratification as a matter of good corporate practice.  If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm.  Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of Atara and our stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the annual meeting will be required to ratify the selection of Deloitte & Touche.

Principal Accountant Fees and Services

The following table represents aggregate fees billed to us for 2014 and 2013 by Deloitte & Touche.

	Fiscal Year Ended December 31,
	2014	2013
	(in thousands)
Audit Fees	$1,209	$384
Total Fees	$1,209	$384

Audit Fees.  Audit fees consist of fees for services rendered in connection with the audits of our annual financial statements and reviews of our interim financial statements, services rendered in connection with the filing of our registration statements, including our Registration Statement on Form S-1 related to our initial public offering, and the issuance of comfort letters and consents.

All fees described above were pre-approved by the Audit Committee.

Pre-Approval Policies and Procedures

The Audit Committee has determined that the rendering of services other than audit services by Deloitte & Touche is compatible with maintaining the principal accountant’s independence.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 2.

12.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 31, 2015, information regarding beneficial ownership of our common stock by:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;
•	each of our named executive officers;
•	each of our directors and nominees for director; and
•	all of our current executive officers and directors as a group.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Atara Biotherapeutics, Inc., 701 Gateway Blvd., Suite 200, South San Francisco, CA 94080.

	Beneficial Ownership(1)
Beneficial Owner	Number of Shares	Percent of Total
5% Holders:
Entities affiliated with Kleiner Perkins Caufield & Byers(2)	2,676,650	11.0%
Entities managed by The Baupost Group(3)	4,763,265	19.6%
Entities affiliated with Domain Associates(4)	2,157,432	8.9%
Entities affiliated with DAG Ventures(5)	1,907,432	7.8%
Entities affiliated with Fidelity Investments(6)	1,348,015	5.5%
Amgen Inc.(7)	1,468,501	6.0%
Immobiliaria Carso S.A. de C.V.(8)	1,335,202	5.5%
Celgene Corporation(9)	1,256,235	5.2%

Directors and Named Executive Officers:
Isaac E. Ciechanover(10)	1,133,196	4.7%
Mitchall G. Clark(11)	37,657	*
Christopher Haqq(12)	285,163	1.2%
Matthew K. Fust(13)	7,478	*
Carol Gallagher(14)	118,811	*
Joel S. Marcus(15)	914,855	3.8%
Beth Seidenberg(2)	2,676,650	11.0%
Eckard Weber(4)	-	*
Eric Dobmeier	-	*

All executive officers and directors as a group (11 persons)(16)	5,361,511	22.0%

*	Represents beneficial ownership of less than 1% of the outstanding common stock.
(1)

This table is based upon information supplied by officers, directors and certain principal stockholders and Schedules 13D and 13G filed with the SEC.  Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.  Applicable percentages are based on 24,360,247 shares outstanding on March 31, 2015, adjusted as required by rules promulgated by the SEC.  Common stock subject to stock options currently exercisable or exercisable within 60 days of March 31, 2015, or issuable upon settlement of restricted stock units within 60 days of March 31, 2015, is deemed to be outstanding for computing the percentage ownership of the person holding these options or restricted stock units and the percentage ownership of any group of which the holder is a member but is not deemed outstanding for computing the percentage of any other person.

(2)

Consists of 2,599,028 shares of common stock held by Kleiner Perkins Caufield & Byers XV, LLC (“KPCB XV”) and 77,622 shares of common stock held by KPCB XV Founders Fund, LLC (“KPCB XV FF”). All shares are held for convenience in the name of “KPCB Holdings, Inc., as nominee” for the accounts of such entities. The managing member of KPCB XV and KPCB XV FF is KPCB XV Associates, LLC (“KPCB XV Associates”). Michael Abbott, L. John Doerr, William Gordon, Wen Hsieh, Randy Komisar, Matthew Murphy, Theodore Schlein and Dr. Seidenberg, the managing members of KPCB XV Associates, exercise shared voting and dispositive control over the shares held by KPCB XV. Dr. Seidenberg disclaims beneficial ownership of all shares held by KPCB XV except to the extent of her pecuniary interest therein. The principal business address for all entities and individuals affiliated with Kleiner Perkins Caufield & Byers is 2750 Sand Hill Road, Menlo Park, CA 94025.

13.

(3)

The Baupost Group, L.L.C., or Baupost, is a registered investment adviser and acts as the investment adviser to certain private investment limited partnerships on whose behalf these securities were purchased, and in such capacity has voting and investment power with respect to such securities. None of the investment limited partnerships owns greater than 5% of any class of voting securities. SAK Corporation is the manager of Baupost, and Mr. Seth A. Klarman is the sole director of SAK Corporation. Mr. Klarman and SAK Corporation disclaim beneficial ownership of the securities. The principal business address for Baupost, SAK Corporation, Mr. Klarman and the investment limited partnerships is 10 St. James Avenue, Suite 1700, Boston, MA 02116.

(4)

Includes 2,141,542 shares of common stock held by Domain Partners VIII, L.P. and 15,890 shares of common stock held by DP VIII Associates, L.P. The general partner of Domain Partners VIII, L.P. and DP VIII Associates, L.P. is One Palmer Square Associates VIII, L.P. James C. Blair, Brian H. Dovey, Jesse I. Treu, Kathleen K. Schoemaker, Brian K. Halak and Nicole Vitullo, the managing members of One Palmer Square Associates VIII, L.L.C., share the power to vote or dispose of the shares held by each such entity. Dr. Weber, a member of our board of directors is an employee of Domain Associates and a member of One Palmer Square Associates VIII, L.L.C. Dr. Weber has no voting or investment control with respect to any of the above noted holdings. Dr. Weber disclaims beneficial ownership of the shares reflected above as beneficially owned by Domain Partners VIII, L.P. and DP VIII Associates, L.P. except to the extent of his pecuniary interest therein. The principal business address of Domain Partners VIII, L.P. and DP VIII Associates, L.P. is One Palmer Square, Suite 515, Princeton, NJ 08542.

(5)

Includes 1,902,798 shares of common stock held by DAG Ventures V-QP, L.P. and 4,634 shares of common stock held by DAG Ventures V, L.P. The general partner of DAG Ventures V, L.P. is DAG Ventures Management V, LLC. John J. Cadeddu, Greg Williams, Young J. Chung, Nick Pianim and R. Thomas Goodrich, the managing members of DAG Ventures Management V, LLC, share the power to vote or dispose of the shares held by each such entity. The principal business address of DAG Ventures V-QP, L.P. and DAG Ventures V, L.P. is 251 Lytton Avenue, Suite 200, Palo Alto, CA 94301.

(6)

The address of FMR LLC (“FMR”) is 245 Summer Street, Boston, Massachusetts 02210. FMR, along with certain of its subsidiaries and affiliates, and other companies, has the sole power to vote or direct the vote of 1,348,015 shares and the sole power to dispose or direct the disposition of 1,348,015 shares of common stock. Edward C. Johnson 3d is a Director and the Chairman of FMR LLC and Abigail P. Johnson is a Director, the Vice Chairman, the Chief Executive Officer and the President of FMR LLC. Members of the family of Edward C. Johnson 3d, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Edward C. Johnson 3d nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company (“FMR Co”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Co carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. This information is based solely upon a Schedule 13G filed by FMR LLC on February 13, 2015.

(7)

Includes 853,117 shares of common stock held by Amgen Investments Ltd., an affiliate of Amgen Inc., and 615,384 shares of common stock held by Amgen Inc. The address for Amgen Inc. is One Amgen Center Drive, Mail Stop 28-5-C, Thousand Oaks, CA 91320.

(8)

Represents shares held by Control Empresarial de Capitales, S.A. de C.V., a subsidiary of Inmobiliaria Carso S.A. de C.V., or Inmobiliaria. Carlos Slim Helú, Carlos Slim Domit, Marco Antonio Slim Domit, Patrick Slim Domit, María Soumaya Slim Domit, Vanessa Paola Slim Domit and Johanna Monique Slim Domit are beneficiaries of a Mexican trust that in turn owns substantially all of the issued and outstanding voting securities of Inmobiliaria. The address for this stockholder is c/o Inmobiliaria Carso S.A. de C.V., Paseo de las Palmas 750, 6th Floor, Lomas de Chapultepec, Mexico, D.F., 11000.

(9)	The address for this stockholder is 86 Morris Avenue, Summit, NJ 07901.
(10)

Represents 397,500 shares held by the Isaac E. Ciechanover and Allison M. Ciechanover Family Trust dated 8/8/08, 488,653 shares held by the Ciechanover Family GRAT, 180,000 shares held by the Ciechanover Family 2015 GRAT dated February 11, 2015 and 67,043 shares pursuant to options exercisable and RSUs expected to settle within 60 days of March 31, 2015.

(11)	Includes 37,657 shares pursuant to options exercisable and RSUs expected to settle within 60 days of March 31, 2015.
(12)	Represents 249,230 shares held by Dr. Haqq, 20,000 shares held by Chris Haqq 2014 GRAT and 15,933 shares pursuant to options exercisable and RSUs expected to settle within 60 days of March 31, 2015.
(13)	Includes 7,478 shares pursuant to RSUs expected to settle within 60 days of March 31, 2015.
(14)	Represents 62,656 shares held by the Gallagher Revocable Trust and 56,155 shares pursuant to RSUs expected to settle within 60 days of March 31, 2015.
(15)

Represents 908,355 shares held by Alexandria Equities, LLC, an affiliate of Alexandria Real Estate Equities, Inc. and 6,500 shares held by Joel S. Marcus. The address for this stockholder is 385 East Colorado Boulevard, Suite 299, Pasadena, CA 91101.

(16)	Includes 371,967 shares pursuant to options exercisable and RSUs expected to settle within 60 days of March 31, 2015.

14.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities.  Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2014, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information regarding compensation awarded to or earned by the executive officers listed below during the year ended December 31, 2014 and December 31, 2013. As an emerging growth company, we comply with the executive compensation disclosure rules applicable to “smaller reporting companies,” as such term is defined in the rules promulgated under the Securities Act, which require compensation disclosure for our principal executive officer and the two most highly compensated executive officers other than our principal executive officer. These three officers are referred to as our named executive officers.

Name and Principal Position	Year	Salary	Bonus(1)	Option Awards(2)	Stock Awards(3)	All Other Compensation(4)	Total
Isaac E. Ciechanover, M.D.	2014	$410,825	$420,100	$907,238	$812,236	$4,890	$2,555,289
Chief Executive Officer	2013	370,000	187,100	—	—	4,689	561,789
Christopher Haqq	2014	333,225	168,750	292,658	113,995	1,994	910,622
Chief Medical Officer	2013	310,000	93,000	—	—	100,351	503,351
Mitchall G. Clark	2014	231,806	90,620	87,750	991,495	1,240	1,402,911
Chief Regulatory Officer

(1)

Amounts reported in this column for 2014 represent discretionary bonuses approved in January 2015 by our board of directors for fiscal year 2014, based on company and individual performance and a monthly bonus of $4,800 for Dr. Ciechanover in 2014.

(2)

Amounts reported as the dollar value of stock and option awards do not reflect compensation actually received by the named executive officer. Instead, the amount reported is the grant date fair value calculated under FASB ASC Topic 718. Pursuant to SEC rules, the amounts shown assume that there will be no service-based forfeitures of awards.  Assumptions used in the calculation of these amounts are included in the notes to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2014.

(3)

The amounts in this column reflect the aggregate fair value of RSUs awarded during the year, computed at the measurement date in accordance with FASB ASC 718, assuming satisfaction of the liquidity-based performance vesting condition (completion of our initial public offering, which occurred in October 2014).

(4)

Amounts reported in this column include the following for 2014: (a) life insurance premiums paid on behalf of the named executive officers, and (b) in the case of Dr. Ciechanover, also includes a $3,000 medical insurance opt-out benefit.

15.

Outstanding Equity Awards at December 31, 2014

The following table provides information regarding outstanding equity awards held by our named executive officers as of December 31, 2014.

			Option Awards				Stock Awards
Name	Grant Date	Notes	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	All Other Stock Awards: Number of Shares or Units That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested
Isaac E. Ciechanover	8/30/12	(1)	—	—	—	—	407,212	$10,892,921
	1/10/14	(2)	—	—	—	—	72,861	1,949,045
	10/15/14	(3)	6,458	148,542	$11.00	10/14/21	—	—
Christopher Haqq	3/4/13	(4)	—	—	—	—	112,740	3,015,795
	1/10/14	(2)	—	—	—	—	10,226	273,546
	10/15/14	(3)	2,083	47,917	$11.00	10/14/21	—	—
Mitchall G. Clark	3/1/14	(5)	—	—	—	—	115,384	3,086,522
	10/15/14	(3)	625	14,375	$11.00	10/14/21	—	—

(1)

Represents the unvested portion of 888,461 restricted shares purchased in August 2012 by the Isaac E. Ciechanover and Alison M. Ciechanover Family Trust dated 8/8/08, which shares are subject to vesting over four years, subject to Dr. Ciechanover’s continuous service to us, commencing on October 2012.

(2)

Represents RSUs issued under the 2012 Equity Incentive Plan of Nina Biotherapeutics, Inc., the 2012 Equity Incentive Plan of Pinta Biotherapeutics, Inc. and the 2012 Equity Incentive Plan of Santa Maria Biotherapeutics (collectively, the “2012 Plans”). Vesting of 1/48th of the total number shares underlying the RSUs commences from the grant date and is subject to continuous employment.

(3)

Represents options issued under the 2014 Equity Incentive Plan. Vesting of 1/48th of the total number shares underlying the options commences from the grant date and is subject to continuous employment.

(4)

Represents the unvested portion of 257,692 restricted shares purchased in March 2013 by Dr. Haqq, which shares are subject to vesting over four years, subject to Dr. Haqq’s continuous service to us, commencing in September 2012.

(5)

Represents RSUs awarded in March 2013 under the 2012 Plans, which are subject to both (i) a liquidity-based performance vesting condition, which was met upon completion of our initial public offering in October 2014, and (ii) a service-based vesting condition. The service-based vesting condition will be satisfied as to 25% of the shares underlying the RSUs upon completion of one year of service measured from the vesting start date, and thereafter an additional 1/48th of the total number of shares underlying the RSUs will vest in monthly installments, subject to continued service through each vesting date.

Employment Arrangements

We have entered into employment agreements with each of the named executive officers in connection with his commencement of employment with us. With the exception of his own arrangement, each of these employment agreements was negotiated on our behalf by our Chief Executive Officer, with the oversight and approval of our board of directors.

These arrangements provide for “at will” employment and set forth the initial terms and conditions of employment of each executive officer, including base salary, target bonus opportunity, standard employee benefit plan participation, a recommendation for initial equity awards, opportunities for postemployment compensation and vesting acceleration terms. These employment agreements were each subject to execution of our standard proprietary information and inventions agreement.

Isaac E. Ciechanover

We entered into an amended and restated employment agreement with Isaac E. Ciechanover, our President and Chief Executive Officer, in March 2014. The employment agreement provides for a base salary of $381,100, a target monthly bonus of $4,800 and a target annual bonus of $133,385.

Pursuant to Dr. Ciechanover’s original employment agreement, he was given the right to purchase 888,461 shares of common stock. These shares, which were purchased in August 2012, vest over four years commencing in October 2012. In addition, Dr. Ciechanover’s original employment agreement gave Dr. Ciechanover the right to purchase an additional 177,692 shares of common stock. Of these shares, which were also purchased in August 2012, 118,462 have vested based on the completion of our prior equity financings and other performance criteria. The remaining 59,230 shares vested as a result of the completion of our initial public

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offering. We have the right to repurchase all unvested shares at their original cost of $0.0039 per share in the event Dr. Ciechanover ceases to be in continuous service to us.

At the time of purchase, we determined the fair market value of the shares being purchased to be $0.117 per share. Per the terms of Dr. Ciechanover’s original employment agreement, we paid him a bonus of $101,689 in 2012 in order to reimburse him for the income taxes attributable to purchasing the shares for less than their fair market value.

Under Dr. Ciechanover’s employment agreement and the agreements governing his equity awards, he is entitled to certain benefits in the event of a change in control or termination of employment without cause. In the event we engage in a change in control, all of the equity awards received by him on or prior to our initial public offering will vest in full. In addition, in the event Dr. Ciechanover’s employment is terminated by us without cause, he will be entitled to receive the following benefits:

•

A lump-sum severance payment equal to the sum of six months of his then-current base salary, six months of his target monthly bonus, six months of health insurance premiums and, if we pay bonuses to any other employee during the fiscal year in which Dr. Ciechanover’s employment terminates, 100% of his target bonus for that year; and

•	Vesting of his stock to the extent of the number of shares that would have vested during the six months following termination of employment had his employment not terminated.

The receipt of any termination-based payments or benefits by Dr. Ciechanover is subject to his execution and the effectiveness of a release of claims against Atara. In September 2014, the compensation committee approved an increase to Dr. Ciechanover’s annual salary to $500,000, with eligibility for a performance bonus for 2015 based on a target amount of 50% of his base salary. The compensation committee also approved a grant to Dr. Ciechanover of an option to purchase 155,000 shares of common stock with an exercise price of $11.00 per share. In January 2015, the compensation committee approved a grant to Dr.Ciechanover of 38,000 RSUs and an option to purchase 126,667 shares of common stock. Such RSUs and option are subject to “double trigger” acceleration, such that if Dr. Ciechanover’s continuous service to us terminates as a result of a termination by us without cause or a voluntary resignation for good reason at any time on or within 12 months after a change in control, and provided Dr. Ciechanover signs a general release of claims against us that becomes effective, then the vesting of any then-unvested portion of his RSUs and option will accelerate in full. The foregoing double trigger acceleration provision supersedes the single trigger acceleration of vesting benefits set forth in Dr. Ciechanover’s employment agreement with us with regard to the grants made in January 2015.

Christopher Haqq

We entered into an amended and restated employment agreement with Christopher Haqq, our Chief Medical Officer, in March 2014. The employment agreement provides for a base salary of $319,300 and a target annual bonus of $95,790.

Pursuant to Dr. Haqq’s original employment agreement, Dr. Haqq was granted the right to purchase 269,230 shares of common stock. These shares were purchased in March 2013 at a discounted purchase price of $1.230 per share (at a time when our common stock had a value of $1.63 per share). Of these shares, 257,692 vest over four years commencing in September 2012. The remaining 11,538 shares of common stock are subject to performance-based vesting, 3,846 of which have previously vested based on the completion of our prior equity financings and other performance criteria, 3,846 of which have previously vested upon completion of the pre-IND submission for STM 434 and other performance criteria, and 3,846 shares of which vested as a result of the completion of our initial public offering. We have the right to repurchase all unvested shares at their original cost of $1.230 per share in the event Dr. Haqq ceases to be in continuous service to us.

Under Dr. Haqq’s employment agreement and the agreements governing his equity awards, he is entitled to certain benefits in the event of a change in control or termination of employment without cause. In the event we engage in a change in control, all of the equity awards received by him on or prior to our initial public offering will vest in full. In addition, in the event Dr. Haqq’s employment is terminated by us without cause, he will be entitled to receive the following benefits:

•	A lump-sum severance payment equal to the sum of three months of his then-current base salary and three months of health insurance premiums; and
•	Vesting of his stock to the extent of the number of shares that would have vested during the three months following termination of employment had his employment not terminated.

The receipt of any termination-based payments or benefits by Dr. Haqq is subject to his execution and the effectiveness of a release of claims against Atara.

In September 2014, the compensation committee approved an increase to Dr. Haqq’s annual salary to $375,000, with eligibility for a performance bonus for 2015 based on a target amount of 35% of his base salary. The compensation committee also approved a grant

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to Dr. Haqq of an option to purchase 50,000 shares of common stock with an exercise price of $11.00 per share. In January 2015, the compensation committee approved a grant to Dr. Haqq of 12,400 RSUs and an option to purchase 41,333 shares of common stock. Such RSUs and option are subject to the same double trigger acceleration terms as those for Dr. Ciechanover described above. The foregoing double trigger acceleration provision supersedes the single trigger acceleration of vesting benefits set forth in Dr. Haqq’s employment agreement with us with regard to the grants made in January 2015.

Mitchall G. Clark

We entered into an employment agreement with Mitchall G. Clark, our Chief Regulatory Officer, in March 2014. The employment agreement provides for a base salary of $290,000 per year and a target annual bonus of $72,500. Under Mr. Clark’s employment agreement and the agreements governing his equity awards, he is entitled to certain benefits in the event of a change in control or termination of employment without cause. In the event we engage in a change in control, the equity awards received by Mr. Clark on or prior to our initial public offering will vest in full. In addition, if his employment is terminated without cause during the first year of his employment, he will be entitled to receive six months of vesting, regardless of his actual period of service.

In September 2014, the compensation committee approved an increase to Mr. Clark’s annual salary to $300,000, with eligibility for a performance bonus for 2015 based on a target amount of 35% of his base salary. The compensation committee also approved a grant to Mr. Clark of an option to purchase 15,000 shares of common stock with an exercise price of $11.00 per share. In January 2015, the compensation committee approved a grant to Mr. Clark of 12,400 RSUs and an option to purchase 41,333 shares of common stock. Such RSUs and option are subject to the same double trigger acceleration terms as those for Dr. Ciechanover described above.

Non-Employee Director Compensation

The following table sets forth information regarding compensation earned by or paid to our nonemployee directors during 2014.

Name	Fees Earned or Paid in Cash	RSU Awards(1)	Total
Matthew K. Fust	$30,000	$220,325	$250,325
Carol Gallagher	40,625	325,262	365,887
Joel M. Marcus	15,000	—	15,000
Beth Seidenberg	10,750	—	10,750
Eckard Weber	10,625	—	10,625

(1)

The amounts in this column reflect the aggregate fair value of RSUs awarded during the year (for 25,640 shares for Mr. Fust and 37,852 shares for Dr. Gallagher), computed at the measurement date in accordance with FASB ASC Topic 718, assuming satisfaction of the liquidity-based performance vesting condition (completion of our initial public offering, which occurred in October 2014).

In January 2015, our board of directors adopted a non-employee director compensation policy, pursuant to which we compensate our non-employee directors with a combination of cash and equity. The annual cash compensation contained in this policy, set forth below, is payable in equal quarterly installments, in arrears following the end of each quarter in which the service occurred, pro-rated for any partial months of service. For purposes of cash compensation, this policy was made effective retroactively to October 16, 2014, the date of our initial public offering.

•	Annual Board Service Retainer:

All Directors other than Lead Director: $35,000

Lead Director: $50,000

•	Annual Committee Service Retainer (Chair):

Chair of the Audit Committee: $20,000

Chair of the Compensation Committee: $15,000

Chair of the Nominating and Corporate Governance Committee: $8,000

•	Annual Committee Service Retainer (Non-Chair):

Audit Committee: $10,000

Compensation Committee: $7,500

Nominating and Corporate Governance Committee: $5,000

Prior to adoption of this policy, Mr. Fust earned an annual retainer of $40,000 ($20,000 prior to our initial public offering) for his service on the board of directors, and Dr. Gallagher earned an annual retainer of $45,000 ($15,000 prior to our initial public offering) for her service on the board of directors. These retainer arrangements have been superseded by the board compensation policy described above. We have reimbursed and under this policy will continue to reimburse our non-employee directors for their travel,

18.

lodging and other reasonable expenses incurred in attending meetings of our board of directors and committees of our board of directors.

The non-employee director compensation policy adopted in January 2015 also provided for equity compensation to each non-employee director as follows:

•

Initial Grant: At the time he or she joins our board of directors, each new non-employee director would receive an initial stock option grant with a grant date fair value of $325,000, rounded to the nearest 500 shares, vesting annually over three years.

•

Annual Grant: On January 1 of each year (beginning in 2016), each non-employee director will receive annual stock option grant with a grant date fair value of $162,500, rounded to the nearest 500 shares, vesting over one year.

Existing Non-Employee Directors: On the date the policy was adopted, Drs. Weber and Seidenberg and Mr. Marcus, who had not previously received any equity awards in respect of their service on our board of directors, each received an option to purchase 25,000 shares, vesting over 18 months, and Dr. Gallagher and Mr. Fust, who had previously received RSUs in respect of their service on our board of directors, each received an option to purchase 12,500 shares, vesting over one year. All of the options granted to the existing non-employee directors had an exercise price per share of $25.15, the closing price of our common stock on Nasdaq on January 16, 2015.

All options granted to our non-employee directors under the policy will vest in full upon the completion of a change in control. Grant date option value is determined using the same method we use to calculate the grant date fair value of stock options in our financial statements, except that no provision shall be made for estimated forfeitures related to service-based vesting.

Equity Compensation Plan Information

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2014.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options and RSUs	Weighted Average Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity Compensation Plans Approved by Stockholders(1)	1,442,727	13.69	1,814,196
Equity Compensation Plans Not Approved by Stockholders	—	—	—
Total	1,442,727	13.69	1,814,196

(1)

Includes securities issuable under the 2012 Equity Incentive Plan of Nina Biotherapeutics, Inc., the 2012 Equity Incentive Plan of Pinta Biotherapeutics, Inc. and the 2012 Equity Incentive Plan of Santa Maria Biotherapeutics, Inc., which were assumed by us in connection with a certain recapitalization, our 2014 Equity Incentive Plan, and our 2014 Employee Stock Purchas Plan.

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TRANSACTIONS WITH RELATED PERSONS

Policies and Procedures for Transactions with Related Persons

We have adopted a policy that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our common stock, any members of the immediate family of any of the foregoing persons and any firm, corporation or other entity in which any of the foregoing persons is an executive partner or principal or which such person has a 5% or greater beneficial ownership interest (each a “Related Person”), are not permitted to enter into a related person transaction with us without the prior consent of the Audit Committee. Any request for us to enter into a transaction with a Related Person, in which the amount involved exceeds $120,000 and such person would have a direct or indirect interest, must first be presented to the Audit Committee for review, consideration and approval. In approving or rejecting any such proposal, the Audit Committee is to consider the material facts of the transaction, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

Certain Related-Person Transactions

This section describes transactions since January 1, 2014 to which we were a party or will be a party, other than compensation arrangements for our directors and executive officers, in which:

•	the amounts involved exceeded or will exceed $120,000; and
•	A Related Person had or will have a direct or indirect material interest.

We believe the terms of the transactions described below were comparable to terms we could have obtained in arm’s length dealings with unrelated third parties.

In January 2014, we issued and sold 1,695,913 shares of our Series B preferred stock to entities managed by The Baupost Group, L.L.C., one of our stockholders who held more than 5% of any class of our voting securities, for approximately $7.96 a share and an aggregate consideration of approximately $13.5 million.

Prior to our initial public offering, we were party to a voting agreement with certain holders of our common stock and preferred stock, including certain of our named executive officers and directors and entities with which certain of our directors are affiliated, with respect to the election of our directors and certain other matters. The voting agreement terminated upon the closing of our initial public offering and none of our stockholders have any special rights regarding the election or designation of members of our board of directors.

Prior to our initial public offering, we were party to a right of first refusal and co-sale agreement with certain holders of our common stock and preferred stock, including certain of our named executive officers and directors and entities with which certain of our directors are affiliated. These rights of purchase and co-sale were terminated upon the closing of our initial public offering.

We are party to an investors’ rights agreement with certain holders of our common stock issued upon conversion of our preferred stock, including certain of our named executive officers and directors and entities with which certain of our directors are affiliated. This agreement provides that such holders of common stock have the right to demand that we file a registration statement or request that their shares of common stock be covered by a registration statement that we are otherwise filing. In addition to the registration rights, the investors’ rights agreement provides for certain information rights and rights of first refusal. The provisions of the investors’ rights agreement, other than those relating to registration rights, terminated upon the closing of our initial public offering.

We have entered into indemnity agreements with our directors and officers that provide, among other things, that we will indemnify such officer or director, under the circumstances and to the extent provided for therein, for all reasonable expenses and liabilities incurred with any action or proceeding brought against them by reason of the fact that they are serving in such capacity, and otherwise to the fullest extent permitted under Delaware law and our Bylaws.

See “Executive Compensation” for additional information regarding our compensation of and employment agreements with our named executive officers. See “Non-Employee Director Compensation” for additional information regarding our compensation of our non-employee directors.

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HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders.  This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Atara stockholders will be “householding” our proxy materials.  A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.  Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent.  If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or Atara.  Direct your written request to Atara Biotherapeutics, Inc., Investor Relations, 701 Gateway Blvd., Suite 200, South San Francisco, CA 94080 or contact Investor Relations at 650-278-8930.  Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting.  If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ John F. McGrath, Jr.

John F. McGrath, Jr.

Secretary

April 28, 2015

A copy of our Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2014 is available without charge upon written request to: Corporate Secretary, Atara Biotherapeutics, Inc., 701 Gateway Blvd., Suite 200, South San Francisco, CA 94080.

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ATARA BIOTHERAPEUTICS, INC. 3260 BAYSHORE BOULEVARD BRISBNE, CA 94005 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 VOTE BY INTERNET - www.proxyvote.comUse the Internet to transmit your voting instructions and for electronic delivery ofinformation up until 11:59 P.M. Pacific Time the day before the cut-off date ormeeting date. Have your proxy card in hand when you access the web site andfollow the instructions to obtain your records and to create an electronic votinginstruction form.ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSIf you would like to reduce the costs incurred by our company in mailing proxymaterials, you can consent to receiving all future proxy statements, proxy cardsand annual reports electronically via e-mail or the Internet. To sign up forelectronic delivery, please follow the instructions above to vote using the Internetand, when prompted, indicate that you agree to receive or access proxy materialselectronically in future years.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59P.M. Pacific Time the day before the cut-off date or meeting date. Have your proxycard in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope wehave provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,Edgewood, NY 11717.For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors 0 0 0 Nominees To withhold authority to vote for anyindividual nominee(s), mark “For AllExcept” and write the number(s) of thenominee(s) on the line below.01 Eric L. Dobmeier 02 Beth Seidenberg, M.D. 03 Eckard Weber, M.D. The Board of Directors recommends you vote FOR the following proposal: 2 Ratification of the appointment of Deloitte & Touche, LLP as the Company's independent auditors for the year ending December 31, 2015. 0 For 0 Against 0 Abstain NOTE: In their discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof. 0000248492_1 R1.0.0.51160 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 0000248492_2 R1.0.0.51160 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice & Proxy Statement, Annual Report is/are available atwww.proxyvote.com.ATARA BIOTHERAPEUTICS, INC.Annual Meeting of StockholdersJune 25, 2015 9:00 AMThis proxy is solicited by the Board of DirectorsThestockholdersherebyappointJohnF.McGrathandTinaGullotta,oreitherofthem,asproxies,eachwiththepowertoappointhis/hersubstitute,andherebyauthorizesthemtorepresentandtovote,asdesignatedonthereversesideofthisballot,allofthesharesofCommonstockofATARABIOTHERAPEUTICS,INC.thatthestockholdersareentitledtovoteattheAnnualMeetingofstockholderstobeheldat9:00AM,PDTonJune25,2015,at701GatewayBlvd.,Suite200,S.SanFrancisco,CA94080,andanyadjournmentorpostponementthereof.Thisproxy,whenproperlyexecuted,willbevotedinthemannerdirectedherein.Ifnosuchdirectionismade, this proxy will be voted in accordance with the Board of Directors' recommendations.Continued and to be signed on reverse side

ATARA BIOTHERAPEUTICS, INC.
3260 BAYSHORE BOULEVARD
BRISBNE, CA 94005

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ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 0000000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

	For All	Withhold All	For All Except
1. Election of Directors Nominees	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

02 0000000000

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000248492_1 R1.0.0.51160

22.

ATARA BIOTHERAPEUTICS, INC.
Annual Meeting of Stockholders
June 25, 2015 9:00 AM
This proxy is solicited by the Board of Directors

The stockholders hereby appoint John F. McGrath and Tina Gullotta, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of ATARA BIOTHERAPEUTICS, INC. that the stockholders are entitled to vote at the Annual Meeting of stockholders to be held at 9:00 AM, PDT on June 25, 2015, at 701 Gateway Blvd., Suite 200, S. San Francisco, CA 94080, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000248492_2 R1.0.0.51160

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